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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of W. R. Berkley Corporation:

     We consent to the use of our reports dated February 23, 2001, except for note(20) which is as of March 6, 2001, incorporated herein by reference in the Registration Statement on Form S-3 and related Prospectus of W. R. Berkley Corporation and to the reference to our firm under the heading "Experts" in this Registration Statement on Form S-3 and related Prospectus. Our reports refer to a change in the method of accounting for insurance-related assessments in 1999.

/s/ KPMG LLP

New York, New York
March 22, 2001